INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of fonix/tm/ corporation on Form S-8 of our report dated March 28, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of fonix/tm/ corporation for the year ended December 31, 1997.

DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 11, 1999